EXHIBIT 10.18

FIRST AMENDMENT TO THE
CNA SUPPLEMENTAL EXECUTIVE SAVINGS
AND CAPITAL ACCUMULATION PLAN

               The CNA SUPPLEMENTAL EXECUTIVE SAVINGS AND CAPITAL ACCUMULATION PLAN, as restated by CNA effective January 1, 2003, is hereby amended as follows:

1.	Section 1.5(i) is amended to read as follows:

                        “(i) “Deferral Agreement” means an agreement between an Active Participant and his Employer specifying that a portion of his Compensation shall be withheld and credited to his Account in the Plan pursuant to Section 2.2, or providing that additional amounts will be credited to his Account pursuant to Section 2.3, or both, and any amendment thereto. To the extent determined by the Administrator, a Deferral Agreement may take the form of an election made by the Participant either in writing or through electronic communications, and a Participant’s election to participate in the S-CAP may be treated as a Deferral Agreement under this Plan in the absence of a contrary election. The term “Deferral Agreement” may also refer to any provision of an employment, consulting, severance, or other agreement for the performance of services that makes specific reference to this Plan and provides for deferred compensation.”

2.	Section 2.5 is amended to read as follows:

                        “2.5 Vesting. The balance in a Participant’s Deferral Account shall be fully vested and nonforfeitable at all times. The balance in a Participant’s Matching Account or Employer Account (or any subaccount thereof) shall be vested at the same times and to the same extent as the Participant’s analogous account in the S-CAP (except as otherwise provided in a Deferral Agreement with respect to amounts credited pursuant to Section 2.3(b)); provided, however, that an event that results in the S-CAP accounts of a group of Participants being vested without regard to their years of service, including but not limited to the sale of a business unit or a determination that a partial termination of the S-CAP has occurred, shall apply to this Plan if and only if such event is listed in Appendix A to this Plan. To the extent a Participant’s Account is not vested at the time of his termination of employment for any reason, the non-vested portion shall be forfeited, and neither the Company nor any Employer shall have any further obligation to him whatsoever with respect to the forfeited portion.”

3.	Section 2.6 is amended to read as follows:

                        “2.6 Time and Form of Payment. The vested balance in a Participant’s Account shall be paid to the Participant at the time and in the method elected by the Participant at the time of his initial Deferral Agreement in accordance with the procedures established by the Administrator. If the Participant does not specify a time and method of payment, the vested balance in his Account shall be distributed in a single lump sum as soon as administratively feasible following his termination of employment. The initial election or deemed election as to the time and form of distribution cannot be changed.”

4.	A new Appendix A is added to the Plan in the form appended to this Amendment.

          5.     This amendment is intended to clarify the meaning of the Plan as restated, and shall be effective as of the effective date of the restatement. Except as otherwise provided herein, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed on behalf of CNA Financial Corporation pursuant to the authority reserved under Section 5.1 of the Plan, this 27 day of February, 2004.

CNA FINANCIAL CORPORATION

By:	/s/ Thomas Pontarelli
Thomas Pontarelli, Senior Vice President-Human Resources
of Continental Casualty Company,
pursuant to authority delegated by the
Board of Directors of CNA Financial Corporation

APPENDIX A
FULL VESTING OF PARTICIPANTS AFFECTED BY CERTAIN EVENTS

               A.1      Sales of Business Units

               In accordance with Section 2.5, Participants whose employment is terminated in connection with the following sales or other dispositions of business units shall be fully vested in their Account balance regardless of their years of service. Except as otherwise provided below, the Participants who qualify for full vesting with respect to any transaction shall be those, and only those, who qualify as an “Affected Member” with respect to such transaction in accordance with Appendix F of the S-CAP.

Transaction	Closing Date	Exceptions/Special Rules
Sale of Life Reinsurance
Business Unit to MARC	12/31/00	None

Sale of CNA Credit Collection
Agency, Inc., to Coface	12/31/02	None

Sale of the unbundled risk
management business of RSKCo
Services, Inc to Cunningham
Lindsey US	6/2/03	None

Sale of Smith System to
McFadden Brothers	4/29/03	None

Sale of CNA Group Operations to
Hartford Financial Services
Group	12/31/03	None

Sale of individual life
insurance business to Swiss Re
Life & Health America	App. 3/31/04	None